EXHIBIT 99.4

NOTICE OF GUARANTEED DELIVERY

For Tender of
Senior Floating Rate Notes due 2015
and 7.125% Senior Fixed Rate Notes due 2017

of

GENERAL CABLE CORPORATION

Pursuant to the Prospectus Dated          , 2007

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2007, UNLESS EXTENDED (THE “EXPIRATION DATE”)

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

By Regular, Registered or Certified Mail, Overnight Courier or Hand Delivery: U.S. Bank National Association 60 Livingston Ave. St. Paul, MN 55107 Attn: Specialized Finance	By Facsimile (Eligible Institutions Only): (651) 495-8158 Confirm by Telephone: (800) 934-6802

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if the procedures for delivery by book-entry transfer cannot be completed prior to the Expiration Date. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand or overnight courier to the Exchange Agent, as set forth above, prior to the Expiration Date. See “Exchange Offer — Procedures for Tendering” in the Prospectus (as defined below).

Transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above or delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If an “eligible institution” is required to guarantee a signature on a Letter of Transmittal pursuant to the instructions therein, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to General Cable Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the prospectus dated          , 2007 (as it may be amended or supplemented from time to time, the “Prospectus”) and the accompanying Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of outstanding notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery Procedures.”

Principal Amount of Outstanding Notes Tendered:*
Senior Floating Rate Notes due 2015

$ _ _

7.125% Senior Fixed Rate Notes due 2017:

$ _ _

*  Must be in denominations of principal amount of $2,000 and any integral multiple of $1,000 thereof.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

X
	(SIGNATURE(S) OF OWNER OR AUTHORIZED SIGNATORY)	(DATE)

Area Code and Telephone Number: _ _

Must be signed by the holder(s) of outstanding notes as their name(s) appear(s) on certificates for outstanding notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his, her or its full title below. If outstanding notes will be delivered by book-entry transfer to The Depository Trust Company (“DTC”), provide account number.

Please type or print name(s) and address(es)

Name(s):

Capacity:

Address(es):

DTC Account Number:

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GUARANTEE OF DELIVERY

(THIS SECTION MUST BE COMPLETED; NOT TO BE USED
FOR SIGNATURE GUARANTEE)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution”, hereby guarantees to deliver to the Exchange Agent, at its number or address set forth above, confirmation of the book-entry transfer of such outstanding notes to the Exchange Agent’s account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof), or an agent’s message (as defined in the Prospectus), and any other documents required by the Letter of Transmittal prior to 5:00 P.M., New York City time, on the third New York Stock Exchange trading date after the Expiration Date.

Name of Firm:

Address:

Telephone No:
(INCLUDING AREA CODE)

Authorized Signature:

Name:
(PLEASE TYPE OR PRINT)

Title:

Date:

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